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                                                                   Exhibit 99.10

                                RENTAL AGREEMENT

Fresno, California May 26, 2004

Samuel A. Lucido, Landlord, and _______________ Tenant agree as follows:

     1. Landlord leases to Tenant and Tenant hires from landlord those premises described as: 7940 N. Muple at 112.

     2. The term of the lease shall be Month to Month, commencing ____________ 20___ and terminating upon a thirty (30) day written notice.

     3. Tenant is to pay rent as follows: $690.00 per month. The rent shall be paid at: 516 Villa #9, Clovis Calif, 93612 or any address designated by the landlord in wrinting. Rent is due and payable on the 1st of the month and late after 10 days. There will be a lare charge of 10% due on any past due rents.

     4. A $25.00 Return Check Fee will be charged for any and all checks returned from your bank for any reason. This fee will be assessed and due BEFORE any monies will be applied to monthly rent.

     5. Tenant has deposited with Landlord $400.00 for the full and faithful performance of each and every term, provision, covenant and condition of this lease, including but not limited to the payment of rent, to repair damages to the premises caused by the tenant or to clean and paint such premises upon termination of the tenancy. Landlord may use, apply, or retain the whole or any part of the security for payment of any or all of the above mentioned specific purposes. Any remaining portion of said deposit shall be returned to the tenant no later that 21 working days after terminating of this tenancy. Tenant shall not be entitled to any interest on the security deposit.

     6. Signage will be allowed on window area only. Tenant shall replace, at tenant's expense, any plate glass or windows which become broken during the continuance of this agreement from any cause.

     7. Tenant has examined the premises and accepts the same as being clean and in good order, condition and repair, with the following exceptions:
_____________________________________________________________________________

     8. The premises are rented for use as office space.

     9. Tenant shall not disturb, annoy, endanger or inconvenience other tenants of the building or neighbors, nor use the premises for any immoral or unlawful purposes, nor violate any law or ordinance, nor committ waste or nuisance upon or about the premises.

     10. Tenant shall keep the premises rented for his exclusive use in good order and condition and pay for any repairs caused by his negligence or misuse or that of his invitees.

     11. Tenant shall not paint nor make alterations to the property without landlords prior written consent.

     12. In the event the premises become uninhabitable during the term of this lease, either party may terminate the same upon a 30 day notice.

      13. Upon not less than 48 hours advance notice, tenant shall make the demised premises available to Landlord or his authorized agent or representative, for the purpose of entering to make necessary or convenient repairs, and to show the premises to the prospesctive tenants, purchasers, or encumbrances. In an emergency, Landlord, his agent or authorized representative may enter the premises at any time without securing prior permission from Tenant for the purpose of making corrections or repairs to alleviate such emergency. Landlord shall give Tenant notice of any entry made to the premises during Tenants absence.

                                     (Over)

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          14. Tenant shall not let or sublet all or any part of the premises nor assign this lease or any interest in it without the prior written consent of Landlord.

          15. If Tenant abandons or vacates the premises, Landlord may, at his option, terminate this lease, re-enter the premises and remove all property.

          16. In the event that any action shall be commenced by either party hereto arising out of or concerning this lease or any right or obligation derived there from, then, in addition to all other relief at law or equity, the prevailing part shall be entitled to recover attorney's fees as fixed by the court.

          17. Either party may terminate this lease in the event of a violation of any provision of this lease by the other party in the manner and as provided by law.

          18. The waiver by Landlord of any breach shall not be conserved to be a continuing waiver of any subsequent breach.

          19. Hours of the operation of the H.A.V.C. (air conditioning and heating system) are 8am to 6pm Monday through Saturday and off on Sundays. Hours may be extended during certain times at owner's discretion.

          20. This is a smoke free building. Smoking is not permitted in enclosed areas.

          21. Place carpet protectors under your office chairs to avoid being billed for damage to carpets.

                               RECEIPT FOR DEPOSIT

The undersigned acknowledges receipt of $400.00 in the form of personal check, money order or __________________ made payable to Samuel A. Lucido to be applied in accordance with the foregoing lease if accepted by Landlord.

Landlord: ____________________________    Date: ________________________
Samuel A. Lucido or Agent

                                 MOVE OUT POLICY

PAINT: Tenant is responsible for entire paint cost one year or less of occupancy, 2/3 of paint costs over one year of occupancy, 1/3 of paint cost over two years of occupancy and no paint cost after three years of occupancy.

CLEANING: Tenant responsible for cost of cleaning carpets and removing debris, furniture, office supplies etc.

REPAIRS: Tenants responsible for damage to light fixtures, thermostats, electric plate covers, doors, windows covers, damage to carpet from neglect or non use of carpet protectors under office chairs etc.

REPLACEMENTS: Tenant is responsible for cost of replacing keys at $5.00 per key if they are not returned upon vacating. If keys are not returned there is also a $20.00 lock changing fee.

NOTE: This does not include all possible charges, but is representative of normal charges.

The undersigned Tenant(s) acknowledges having read and understood the foregoing, and receipt of a duplicate original.


                                        /s/ Mark LeMay
-------------------------------------   ----------------------------------------
Landlord or Agent                       Tenant

Date: _________________________         Date: _________________________

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                             ORIENTATION TO COMPLEX

-    TELEPHONE SERVI CE:

     FOR ACCESS TO THE TELEPHONE PANEL IN THE UTILITY ROOM. LET RENTAL OFFICE KNOW SO THIS ROOM CAN BE UNLOCKED FOR THEM. "CRAIG BULLARD - LIC #737225 - TELEPHONE SERVICES OF CALIFORNIA @ 436 - 1120 HAS DONE REASONABLE AND SATISFACTORY TELEPHONE INSTALATIONS AT OUR OFFICES.

-    AIR CONDITIONING/HEATING:

     SET THERMOSTATION AND AUTO THEN SET TO DESIRED TEMPERATURE FOR EFFICIENCY TURN UNIT OFF AT THE END OF THE DAY.

-    DUMPSTERS:

     BE SURE GARBAGE IS INSIDE BINS ARE FOR OFFICE GARBAGE ONLY. BINS ARE NOT FOR HOME GARBAGE. PLEASE CLOSE DOORS WITH CLOSURE DEVICE.

-    RENT CHECKS:

     DEPOSITE RENT CHECKS IN RENTAL OFFICE DOOR SLOT (516 VILLA #9) OR MAIL TO:

     SAMUEL A LUCIDO INVESTEMENTS
     516 VILLA, #9
     CLOVIS, CA 93612

-    RESTROOMS:

     NOTIFY OFFICE IF SUPPLIES ARE NEEDED OR PLUMBING PROBLEMS EXIST. DO NOT FLUSH SEAT COVERS THEY CLOG THE PIPES. MAKE SURE TO LOCK DOORS AND TURN OFF LIGHTS WHEN YOU EXIT.

-    PARKING:

     NO DESIGNATED PARKING.

-    CARPETS:

     PLEASE PLACE CARPET PHOTECTORS UNDER YOUR OFFICE CHARTS TO AVOID BEING BILLED FOR DAMAGE TO CARPETS.

-    SMOKING:

     THERE IS NO SMOKING IN ANY OF THE OFFICES OR RESTROOMS.

-    LOST KEY POLICY:

     REPLACEMENT KEYS ARE $10.00. IF A LOCKSMITH NEEDS TO BE CALLED, IT IS AT TENANT EXPENSE.